FOR IMMEDIATE RELEASE

Medidata Raises Long-Term Revenue Growth Target to 20-25%

NEW YORK, N.Y. – November 21, 2013 – Medidata Solutions (NASDAQ: MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, provided an update on its long-term financial model. During today’s financial analyst day event, the Company announced that it has increased its long-term revenue growth target.

“Given our market opportunity and proven track record of execution, we are increasing our long-term revenue growth target to 20-25%,” said Tarek Sherif, Medidata's chairman and chief executive officer. “We have the opportunity to help transform drug development through our innovative technology, positioning us to achieve sustainable long-term growth and creating significant value for our clients, employees and shareholders. This is truly a privileged moment for Medidata, as we lead clinical development to the cloud.”

Investors and the media are invited to view the replay of the webcast and slides from the event on the “Investor” section of Medidata’s website at http://investor.mdsol.com, which will be accessible for approximately one year after the event.

About Medidata Solutions

Medidata Solutions is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud™ brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of our global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement
Certain statements made in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. ("Medidata"), including but not limited to statements about Medidata's forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth;

regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the "Risk Factors" section of Medidata's Annual Report on Form 10-K for the year ended December 31, 2012. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

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Investor Contact:
Hulus Alpay
Medidata Solutions
212.419.1025
halpay@mdsol.com

Media Contact:
Gail Janowitz
Medidata Solutions
212.918.1792
gjanowitz@mdsol.com